                               CONSENT OF COUNSEL

                                AIM GROWTH SERIES
                                -----------------


                  We hereby consent to the use of our name and to the reference to our firm under the caption "Investment Advisory and Other Services -- Other Service Providers -- Counsel to the Trust" in the Statements of Additional Information for the retail and institutional classes of AIM Growth Series, which are included in Post-Effective Amendment No. 67 to the Registration Statement under the Securities Act of 1933, as amended (No. 002-57526), and Amendment No. 63 to the Registration Statement under the Investment Company Act of 1940, as amended (No. 811-02699), on Form N-1A of AIM Growth Series.



                                     /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                     -------------------------------------------
                                     Ballard Spahr Andrews & Ingersoll, LLP


Philadelphia, Pennsylvania
February 7, 2008